Exhibit 99.1

NEWS RELEASE

Media Contact: Colleen Flanagan Johnson, cefjohnson@magellanhealth.com, (860) 507-1923

Investor Contact: Joe Bogdan, jbogdan@magellanhealth.com, (860) 507-1910

Magellan Complete Care of Virginia Enters into Contract for

Commonwealth Coordinated Care Plus Program

MLTSS initiative will go live in August

Scottsdale, Ariz. – February 13, 2017  – Magellan Health, Inc. (NASDAQ: MGLN) today announced that Magellan Complete Care (MCC) of Virginia has entered into a contract with the Commonwealth of Virginia to participate statewide in the Commonwealth Coordinated Care Plus (CCC Plus) program. MCC of Virginia was selected through a competitive procurement and is one of six companies to contract with Virginia for this program. The CCC Plus program is Virginia’s initiative around Managed Long Term Services and Supports (MLTSS), and will serve approximately 214,000 individuals with complex care needs.

“We are excited about leveraging our expertise working with special populations to help our members in Virginia live healthy, vibrant lives,” said John Littel, president of MCC of Virginia.  “The Commonwealth developed an innovative and comprehensive program that incorporated best practices from other programs across the country, while recognizing specific local needs and differences. We look forward to continuing our strong relationships with stakeholders, members, providers and others in Virginia on behalf of the members we serve.”

MCC of Virginia’s model of care enables individuals to stay in their home and receive assistance with day-to-day activities. MCC of Virginia encourages individuals to take charge of their health with a person-centered model of care that integrates the management of physical, behavioral, pharmacy and social needs.

The CCC Plus program will phase in MLTSS members by region from August through December 2017. The Aged, Blind, and Disabled individuals currently enrolled in the Medallion 3.0 program will transition to the CCC Plus program on January 1, 2018. The Commonwealth of Virginia is in the process of determining the allocation of individuals among the six companies participating in the CCC Plus Program.

About Magellan Health: Magellan Health, Inc. is a leader in managing the fastest growing, most complex areas of health, including special populations, complete pharmacy benefits and other specialty areas of healthcare. Magellan supports innovative ways of accessing better health through technology, while remaining focused on the critical personal relationships that are necessary to achieve a healthy, vibrant life. Magellan's customers include health plans and other managed care organizations, employers, labor unions, various military and governmental agencies and third-party administrators. For more information, visit MagellanHealth.com.

Cautionary Statement

This 8-K contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding the expected start date and membership from the CCC Plus program. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the company by customers and/or providers; higher utilization of health care services by the company’s risk members; delays, higher costs or inability to implement new business or other company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on February 29, 2016, and the company’s subsequent Quarterly Reports on Form 10-Q filed during 2016. Readers are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this Current Report on Form 8-K.

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